Exhibit 99.1

Investor Contact:	Media Contact:
Robert LaFleur	Lauren George
407-613-3327	407-613-8431
Robert.Lafleur@hgv.com	Lauren.George@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations reports first-quarter 2019 results

ORLANDO, Fla. (May 1, 2019) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its first-quarter 2019 results. Highlights include:

KEY HIGHLIGHTS

First-Quarter 2019 Results

•	Total revenues for the first quarter were $450 million compared to $367 million for the same period in 2018.
•	Net income for the first quarter was $55 million compared to $30 million for the same period in 2018.
•	Diluted EPS for the first quarter was $0.58 compared to $0.30 for the same period in 2018.
•	Adjusted EBITDA for the first quarter was $102 million compared to $62 million for the same period in 2018.
•	Contract sales in the first quarter were $322 million, a decrease of 2.1% from the same period in 2018.
•	Net Owner Growth (NOG) for the 12 months ended March 31, 2019, was 6.7%.
•

Completed the initial $200 million share repurchase authorization announced in November 2018, repurchasing 3.0 million shares in the first quarter for $97 million and an additional 0.9 million shares for $30 million through April 30, 2019.

•	Comparability of first quarter 2019 and 2018 results is affected by net construction-related deferrals of $37 million in the first quarter of 2018.

Outlook

•

Net income is now projected to be between $240 million and $255 million, reflecting lower Adjusted EBITDA, higher interest expense primarily driven by borrowings used to fund share repurchases and an increase in share-based compensation expense.

•	Diluted EPS is now projected to be between $2.61 and $2.77.
•	Full-year 2019 contract sales are expected to increase from 5.0% to 8.0% due to softer than anticipated contract sales growth in the first quarter and a project timing shift.
•	Adjusted EBITDA is projected to be between $445 million and $465 million reflecting current inventory mix and a project timing shift.
•	Adjusted free cash flow is projected to be between $60 and $120 million, unchanged from prior outlook.
•	The revised 2019 outlook does not reflect any additional share repurchases or construction-related deferrals or recognitions.

Overview

“HGV delivered strong Adjusted EBITDA and Net Owner Growth in the first quarter,” says Mark Wang, president and CEO of Hilton Grand Vacations. “Our performance is a direct result of the significant value we have embedded in the business by putting our owners on great vacations in desirable properties every day. Underscoring our ongoing focus on delivering shareholder value, we completed the initial $200 million of the share repurchase program we announced in November and have authorized an additional $200 million of capacity.”

For the quarter ended March 31, 2019, diluted EPS was $0.58 compared to $0.30 for the quarter ended March 31, 2018. Net income and Adjusted EBITDA were $55 million and $102 million, respectively, for the quarter ended March 31, 2019, compared to $30 million and $62 million, respectively, for the quarter ended March 31, 2018. Total revenues for the quarter ended March 31, 2019, were $450 million compared to $367 million for the quarter ended March 31, 2018.

Net income and Adjusted EBITDA for the quarter ended March 31, 2018, do not include $37 million of revenues net of expenses relating to sales made at Ocean Tower by Hilton Grand Vacations Club and The Residences by Hilton Club projects that occurred during the quarter and were deferred until the second (The Residences) and fourth quarters (Ocean Tower) of 2018 when construction of those projects were completed.

Segment Highlights – First Quarter 2019

Real Estate Sales and Financing

For the quarter ended March 31, 2019, Real Estate Sales and Financing segment revenues were $307 million, an increase of 27.4% compared to the quarter ended March 31, 2018. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA margin was $80 million and 26.1%, respectively, for the quarter ended March 31, 2019, compared to $44 million and 18.3%, respectively, for the quarter ended March 31, 2018. Real Estate Sales and Financing results in first quarter 2019 improved over the prior-year period as favorable comparisons against construction-related deferrals offset lower contract sales.

Real Estate Sales and Financing results for the quarter ended March 31, 2018, do not include the $37 million of construction-related deferred revenues net of expenses referenced above. Please see Table T-1 for additional details.

Contract sales for the quarter ended March 31, 2019, decreased 2.1% to $322 million compared to the quarter ended March 31, 2018.  For the quarter ended March 31, 2019, tours increased 6.4% and VPG decreased 8.0% compared to the quarter ended March 31, 2018.  For the quarter ended March 31, 2019, fee-for-service contract sales represented 59.0% of contract sales compared to 51.7% for the quarter ended March 31, 2018.

The decline in contract sales in first quarter 2019 reflects comparisons against the strong launch of the Ocean Tower project in the first quarter of 2018 and the effect of a limited mix and range of available unit types in certain key markets that impacted conversion rates and VPG. New inventory introductions throughout 2019 and 2020 are expected to mitigate this situation.

Financing revenues were $41 million for the quarter ended March 31, 2019, an increase of 7.9% compared to the quarter ended March 31, 2018. This reflects a 5.9% increase in interest income, which was driven by a 3.4% increase in the net timeshare financing receivables portfolio and a 10 bps increase in the weighted average interest rate we receive on the portfolio. It also reflects a $1 million increase in other financing revenue related to growth in servicing revenues related to our third-party loan portfolios.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination increased to 751 for the three months ending March 31, 2019, from 750 for the three months ending March 31, 2018.

For the three months ending March 31, 2019, 65.1% of HGV’s sales were to customers who financed part of their purchase, compared to 63.6% for the three months ended March 31, 2018.

As of March 31, 2019, gross timeshare financing receivables were $1.3 billion with a weighted average interest rate of 12.3% and a weighted average remaining term of 7.7 years. As of March 31, 2019, 93.0% of HGV’s financing receivables were current, compared to 93.8% as of March 31, 2018.

Resort Operations and Club Management

For the three months ended March 31, 2019, Resort Operations and Club Management segment revenues were $110 million, an increase of 12.2% compared to the three months ended March 31, 2018. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA margin was $65 million and 59.1%, respectively, for the three months ended March 31, 2019, compared to $59 million and 60.2%, respectively, for the three months ended March 31, 2018. Compared to the prior-year period, Resort Operations and Club Management results in the first quarter of 2019 benefitted from the additional club dues and transaction fees from the more than 19,000 net new members added over the previous 12-month period.

Inventory

The estimated contract sales value of HGV’s total pipeline is approximately $10 billion at current pricing, which represents approximately 7.1 years of sales at the current trailing 12-month sales pace.

The total pipeline includes approximately 1.5 years of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining 5.6 years of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 77% of HGV’s total pipeline. Approximately 15% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 23% of HGV’s total pipeline. Approximately 44% of the fee-for-service inventory pipeline is currently available for sale.

With 32% of the pipeline consisting of just-in-time inventory and 23% consisting of fee-for-service inventory, capital-efficient inventory represents 55% of HGV’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents was $222 million as of March 31, 2019, including $64 million of restricted cash.

As of March 31, 2019, HGV had $800 million of corporate debt, net outstanding with a weighted average interest rate of 4.89% and $720 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.17%.

As of March 31, 2019, the company’s liquidity position consisted of $158 million of unrestricted cash and available capacity of $509 million on the revolving credit facility and $330 million on the warehouse facility.

Free cash flow was $4 million for the quarter ended March 31, 2019, compared to $7 million in the prior period. Adjusted free cash flow was ($36) million for the quarter ended March 31, 2019, compared to ($32) million in the prior period.

Share Repurchase and Subsequent Events

On Nov. 28, 2018, the Company announced that its board of directors approved a $200 million share repurchase program. Under the program, repurchases may be carried out through open-market purchases, block trades or other transactions subject to customary restrictions through November 2019.

During the first quarter, the Company repurchased 3.0 million shares for $97 million at an average price of $31.92. Subsequent to the first quarter, through April 30, 2019, the Company repurchased an additional 0.9 million shares for $30 million at an average price of $32.55. The April 2019 repurchases substantially completed the company’s $200 million capacity under the initial authorization. Between the board authorization of the program in November 2018 through April 2019, the Company repurchased a total of 6.5 million shares for $199 million, representing an average repurchase price per share of $30.73.

On May 1, 2019, the Company announced that the board of directors approved an additional $200 million of share repurchase capacity under the existing authorization.

On April 25, 2019, the Company amended its $450 million timeshare facility, extending the commitment period from March 2020 to April 2021. The capacity of the amended facility remains $450 million and the terms of the facility have been modified to reduce fees and provide additional flexibility in the areas of international expansion, hedging and loan concentrations.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

HGV deferred revenues and expense related to sales made at Ocean Tower for the first three quarters of 2018 and recognized them in the fourth quarter of 2018 when construction was complete. Likewise, HGV deferred revenues and expense related to sales made at The Residences in the first quarter of 2018 and recognized them in the second quarter of 2018 when construction was complete. These deferrals and recognitions of sales made in 2018 offset and there was no net financial impact in 2018.

The $79 million net recognition impact for 2018 relates to the recognition of revenues and expenses related to sales made at The Residences prior to 2018 that were recognized in the second quarter of 2018 when construction was complete. A portion of these pre-2018 sales had been partially recognized in prior periods under the previous accounting guidance, but as part of the adoption of ASC 606 on Jan. 1, 2018, those recognitions were reversed with a cumulative adjustment to retained earnings.

Total Construction Recognitions (Deferrals)

	2018
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
Net income	$30	$107	$41	$120	$298
Interest expense	7	8	7	8	30
Income tax expense	10	39	15	41	105
Depreciation and amortization	8	8	9	11	36
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1	1	1	4
EBITDA	56	163	73	181	473
Other (gain) loss, net	1	(1)	1	—	1
Share-based compensation expense	3	5	5	3	16
Other adjustment items	2	8	1	2	13
Adjusted EBITDA	$62	$175	$80	$186	$503

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(66)	$91	$(45)	$153	$133
Cost of VOI sales	(21)	20	(13)	50	36
Sales, marketing, general and administrative expense	(8)	11	(7)	22	18
Net construction recognitions (deferrals)	$(37)	$60	$(25)	$81	$79

	2019
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
Net income	$55	$—	$—	$—	$55
Interest expense	10	—	—	—	10
Income tax expense	20	—	—	—	20
Depreciation and amortization	10	—	—	—	10
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	—	—	1
EBITDA	96	—	—	—	96
Other loss, net	1	—	—	—	1
Share-based compensation expense	5	—	—	—	5
Other adjustment items	—	—	—	—	—
Adjusted EBITDA	$102	$—	$—	$—	$102

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$—	$—	$—	$—	$—
Cost of VOI sales	—	—	—	—	—
Sales, marketing, general and administrative expense	—	—	—	—	—
Net construction recognitions (deferrals)	$—	$—	$—	$—	$—

Conference Call

Hilton Grand Vacations will host a conference call on May 2, 2019, at 11 a.m. (EDT) to discuss first-quarter results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-888-312-3049 in the U.S. or +1-323-794-2112 internationally. Please use conference ID# 6391101. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-323-794-2112 dial-in number may bypass the source of the audio difficulties.

A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 in the U.S. or +1-719-457-0820 internationally and use conference ID# 6391101.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

HGV cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of HGV to be materially different from the future results, business performance or achievements expressed or implied by its forward-looking statements. HGV’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on such statements in this press release. Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include risks associated with: the inherent business, financial and operating risks of the timeshare industry, including limited underwriting standards due to the real-time nature of industry sales practices, and the intense competition associated with the industry; HGV’s ability successfully market and sell VOIs; HGV’s development and other activities to source inventory for VOI sales; significant increases in defaults on HGV’s vacation ownership mortgage receivables; the ability of managed homeowner associations to collect sufficient maintenance fees; general volatility in the economy and/or the financial and credit markets; adverse economic or market conditions and trends in the tourism and hospitality industry, which may impact the purchasing and vacationing decisions of consumers; actions of HGV or the occurrence of other events that could cause a breach under or termination of the HGV’s license agreement with Hilton that could affect or terminate our access to the Hilton brands and programs, or actions of Hilton that affect the reputation of the licensed marks or Hilton’s programs; economic and operational uncertainties related to HGV’s expanding global operations, including our ability to manage the outcome and timing of such operations and compliance with anti-corruption, data privacy and other applicable laws and regulations affecting our international operations; the effects of foreign currency exchange; changes in tax rates and exposure to additional tax liabilities; the impact of future changes in legislation, regulations or accounting pronouncements; HGV’s acquisitions, joint ventures, and strategic alliances that that may not result in expected benefits, including the termination of material fee-for-service agreements; our dependence on third-party development activities to secure just-in-time inventory; HGV’s use of social media platforms; cyber-attacks, security vulnerabilities, and information technology system failures resulting in disclosure of personal data, company data loss, system outages or disruptions of online services, which could lead to reduced revenue, increased costs, liability claims, harm to user engagement, and harm to HGV’s reputation or competitive position; the impact of claims against HGV that may result in adverse outcomes, including regulatory proceedings or litigation; HGV’s credit facilities, indenture and other debt agreements and instruments, including variable interest rates, operating and financial restrictions, our ability to make scheduled payments, and our ability to refinance our debt on acceptable terms; the continued service and availability of key executives and employees; and catastrophic events or geo-political conditions including war, terrorist activity, political strife or natural disasters that may disrupt HGV’s operations in key vacation destinations. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release, please see the risk factors discussed in “Part I—Item 1A. Risk Factors” of HGV’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018, and those described from time to time other periodic reports that we file with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 310,000 club members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of first-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities less non-inventory capital spending.

Adjusted free cash flow represents free cash flow less non-recourse debt activities, net.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONSOLIDATED BALANCE SHEETS	T-2
CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME	T-7
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-8
FINANCING MARGIN DETAIL SCHEDULE	T-9
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-10
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-11
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-12
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-13
FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION	T-14

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	March 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and cash equivalents	$158	$108
Restricted cash	64	72
Accounts receivable, net	146	153
Timeshare financing receivables, net	1,111	1,120
Inventory	529	527
Property and equipment, net	644	559
Operating lease right of use assets, net	66	—
Investments in unconsolidated affiliates	40	38
Intangible assets, net	80	81
Other assets	123	95
TOTAL ASSETS	$2,961	$2,753
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$286	$324
Advanced deposits	106	101
Debt, net	800	604
Non-recourse debt, net	720	759
Operating lease liabilities	78	—
Deferred revenues	135	95
Deferred income tax liabilities	261	254
Total liabilities	2,386	2,137
Commitments and Contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 91,886,756 issued and outstanding as of March 31, 2019 and 94,558,086 issued and outstanding as of December 31, 2018	1	1
Additional paid-in capital	170	174
Accumulated retained earnings	404	441
Total equity	575	616
TOTAL LIABILITIES AND EQUITY	$2,961	$2,753

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended March 31,
	2019	2018
Revenues
Sales of VOIs, net	$125	$78
Sales, marketing, brand and other fees	141	125
Financing	41	38
Resort and club management	42	39
Rental and ancillary services	59	51
Cost reimbursements	42	36
Total revenues	450	367
Expenses
Cost of VOI sales	36	19
Sales and marketing	170	161
Financing	13	11
Resort and club management	11	11
Rental and ancillary services	35	28
General and administrative	25	23
Depreciation and amortization	10	8
License fee expense	23	23
Cost reimbursements	42	36
Total operating expenses	365	320
Interest expense	(10)	(7)
Equity in earnings from unconsolidated affiliates	1	1
Other loss, net	(1)	(1)
Income before income taxes	75	40
Income tax expense	(20)	(10)
Net income	$55	$30
Earnings per share:
Basic	$0.59	$0.31
Diluted	$0.58	$0.30

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net income	$55	$30
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10	8
Amortization of deferred financing costs and other	2	1
Provision for financing receivables losses	14	12
Other loss, net	1	1
Share-based compensation	5	3
Deferred income tax expense (benefit)	5	(8)
Equity in earnings from unconsolidated affiliates	(1)	(1)
Distributions received from unconsolidated affiliates	—	1
Net changes in assets and liabilities:
Accounts receivable, net	7	(5)
Timeshare financing receivables, net	(5)	(15)
Inventory	(3)	(19)
Purchases and development of real estate for future conversion to inventory	(63)	—
Other assets	(29)	(51)
Accounts payable, accrued expenses and other	(31)	(42)
Advanced deposits	5	5
Deferred revenues	41	105
Other	1	—
Net cash provided by operating activities	14	25
Investing Activities
Capital expenditures for property and equipment	(6)	(14)
Software capitalization costs	(4)	(4)
Return of investment from unconsolidated affiliates	—	9
Investments in unconsolidated affiliates	—	(5)
Net cash used in investing activities	(10)	(14)
Financing Activities
Issuance of debt	195	—
Repayment of debt	(23)	(3)
Repayment of non-recourse debt	(40)	(39)
Debt issuance costs	—	(2)
Repurchase and retirement of common stock	(92)	(112)
Payment of withholding taxes on vesting of restricted stock units	(2)	(1)
Capital contribution	—	3
Net cash provided by (used in) financing activities	38	(154)
Net increase (decrease) in cash, cash equivalents and restricted cash	42	(143)
Cash, cash equivalents and restricted cash, beginning of period	180	297
Cash, cash equivalents and restricted cash, end of period	$222	$154

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended
	March 31,
	2019	2018
Cash Flow provided by operations	$14	$25
Capital expenditures for property and equipment	(6)	(14)
Software capitalization costs	(4)	(4)
Free Cash Flow	4	7
Non-recourse debt activity, net	(40)	(39)
Adjusted Free Cash Flow	$(36)	$(32)

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Real estate sales and financing	$307	$241
Resort operations and club management	110	98
Segment revenues	417	339
Cost reimbursements	42	36
Intersegment eliminations	(9)	(8)
Total revenues	$450	$367

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Three Months Ended March 31,
	2019	2018
Net Income	$55	$30
Interest expense	10	7
Income tax expense	20	10
Depreciation and amortization	10	8
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1
EBITDA	96	56
Other loss, net	1	1
Share-based compensation expense	5	3
Other adjustment items (1)	—	2
Adjusted EBITDA	$102	$62

Adjusted EBITDA:
Real estate sales and financing (2)	$80	$44
Resort operations and club management (2)	65	59
Segment Adjusted EBITDA	145	103
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	2	2
License fee expense	(23)	(23)
General and administrative (3)	(22)	(20)
Adjusted EBITDA	$102	$62
Adjusted EBITDA margin %	22.7%	16.9%
EBITDA margin %	21.3%	15.3%

(1)	Includes costs associated with the spin-off transaction of $2 million for the three months ended March 31, 2018.
(2)	Includes intersegment eliminations, share-based compensation attributable to the segment and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2019	2018
Contract sales	$322	$329
Tour flow	82,644	77,700
VPG	$3,677	$3,997
Owned contract sales mix	41.0%	48.3%
Fee-for-service contract sales mix	59.0%	51.7%
Sales of VOIs, net	$125	$78
Adjustments:
Fee-for-service sales (1)	190	170
Provision for financing receivables losses	14	12
Reportability and other:
Deferrals of sales of VOIs under construction(2)	—	66
Fee-for-service sale upgrades, net	(14)	(8)
Other (3)	7	11
Contract sales	$322	$329
Sales of VOIs, net	$125	$78
Sales, marketing, brand and other fees	141	125
Less:
Marketing revenue and other fees	30	27
Sales revenue	236	176
Less:
Cost of VOI sales	36	19
Sales and marketing expense, net (4)	131	126
Real estate margin	$69	$31
Real estate margin percentage	29.2%	17.6%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Includes $59 million cumulative effect of applying ASC 606 for the three months ended March 31, 2018.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended March 31,
	2019	2018
Interest income	$36	$34
Other financing revenue	5	4
Financing revenue	41	38
Consumer financing interest expense	7	4
Other financing expense	6	7
Financing expense	13	11
Financing margin	$28	$27
Financing margin percentage	68.3%	71.1%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Three Months Ended March 31,
	2019	2018
Members	311,614	292,120
Net Owner Growth (NOG) (1)	19,494	19,251
Net Owner Growth % (NOG%)	6.7%	7.1%
Club management revenue	$26	$23
Resort management revenue	16	16
Resort and club management revenues	42	39
Club management expense	7	6
Resort management expense	4	5
Resort and club management expenses	11	11
Resort and club management margin	$31	$28
Resort and club management margin percentage	73.8%	71.8%

(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended March 31,
	2019	2018
Rental revenues	$52	$45
Ancillary services revenues	7	6
Rental and ancillary services revenues	59	51
Rental expenses	29	23
Ancillary services expense	6	5
Rental and ancillary services expenses	35	28
Rental and ancillary services margin	$24	$23
Rental and ancillary services margin percentage	40.7%	45.1%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended
	March 31,
	2019	2018
Sales of VOIs, net	$125	$78
Sales, marketing, brand and other fees	141	125
Financing	41	38
Real estate sales and financing segment revenues	307	241
Cost of VOI sales	(36)	(19)
Sales and marketing	(170)	(161)
Financing	(13)	(11)
Marketing package sales	(9)	(8)
Share-based compensation	1	1
Other adjustment items	—	1
Real estate sales and financing segment adjusted EBITDA	$80	$44
Real estate sales and financing segment adjusted EBITDA margin percentage	26.1%	18.3%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended
	March 31,
	2019	2018
Resort and club management	$42	$39
Rental and ancillary services	59	51
Marketing package sales	9	8
Resort and club management segment revenue	110	98
Resort and club management	(11)	(11)
Rental and ancillary services	(35)	(28)
Share-based compensation	1	—
Resort and club segment adjusted EBITDA	$65	$59
Resort and club management segment adjusted EBITDA margin percentage	59.1%	60.2%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

(in millions, except share data)

	2019(1) Low Case	2019(1) High Case
Contract Sales	5.0%	8.0%
Fee-for-service as % of contract sales	48%	54%

Net Income	$240	$255
Income tax expense	89	95
Pre-tax income	329	350
Interest expense	40	37
Depreciation and amortization	45	42
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	2
EBITDA	415	431
Share-based compensation expense	28	30
Other adjustment items	2	4
Adjusted EBITDA	$445	$465

Diluted shares	92	92
Earnings per share - diluted	$2.61	$2.77

Cash flow from operating activities	$85	$125
Non-inventory capex	(65)	(55)
Free Cash Flow	20	70
Net proceeds from securitization activity	40	50
Adjusted Free Cash Flow	$60	$120

(1)	2019 Guidance assumes no full-year impact from construction-related revenues or expenses deferrals.